UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2022

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	WRE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2022, in connection with her election to the Board of Trustees (the “Board”) of Washington Real Estate Investment Trust (“Washington REIT”), Washington REIT entered into an indemnification agreement with Ms. Jennifer S. Banner. Subject to certain terms and conditions, the Indemnification Agreement generally requires Washington REIT to indemnify Ms. Banner against any and all judgments, penalties, fines, settlements and reasonable expenses actually incurred by or on behalf of Ms. Banner in connection with any threatened, pending or completed legal proceeding arising by reason of her status as a trustee of Washington REIT. The description is not complete and is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement filed as Exhibit 10(nn) to Washington REIT’s Current Report on Form 8-K filed on July 27, 2009 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Election of Directors

At Washington REIT’s 2022 annual meeting of shareholders held on May 26, 2022 (the “Annual Meeting”), Washington REIT’s shareholders elected Jennifer S. Banner as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until her successor is elected and qualifies. Ms. Banner received the following votes:

For	Against	Abstain	Broker Non-Votes
71,760,341	205,844	80,131	6,829,221

At the Annual Meeting, Washington REIT’s shareholders elected Benjamin S. Butcher as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Butcher received the following votes:

For	Against	Abstain	Broker Non-Votes
71,000,313	967,396	78,606	6,829,221

Washington REIT’s shareholders also elected William G. Byrnes as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Byrnes received the following votes:

For	Against	Abstain	Broker Non-Votes
70,684,368	1,288,722	73,226	6,829,221

Washington REIT’s shareholders also elected Edward S. Civera as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Civera received the following votes:

For	Against	Abstain	Broker Non-Votes
70,054,396	1,909,150	82,769	6,829,221

Washington REIT’s shareholders also elected Ellen M. Goitia as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until her successor is elected and qualifies. Ms. Goitia received the following votes:

For	Against	Abstain	Broker Non-Votes
71,226,103	759,240	60,973	6,829,221

Washington REIT’s shareholders also elected Paul T. McDermott as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until his successor is elected and qualifies. Mr. McDermott received the following votes:

For	Against	Abstain	Broker Non-Votes
69,961,168	2,005,369	79,779	6,829,221

Washington REIT’s shareholders also elected Thomas H. Nolan, Jr. as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Nolan received the following votes:

For	Against	Abstain	Broker Non-Votes
71,466,247	507,710	72,359	6,829,221

Washington REIT’s shareholders also elected Anthony L. Winns as a trustee of the Board to serve until Washington REIT’s 2023 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Winns received the following votes:

For	Against	Abstain	Broker Non-Votes
70,519,648	1,446,336	80,331	6,829,221

Advisory Vote to Approve Named Executive Officer Compensation

Washington REIT’s shareholders approved, by nonbinding advisory vote, the compensation paid to Washington REIT’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
69,390,465	2,411,369	244,482	6,829,221

Ratification of Ernst & Young as Washington REIT’s Independent Registered Public Accounting Firm

Washington REIT’s shareholders ratified the appointment of Ernst & Young LLP as Washington REIT’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
77,122,637	1,619,427	133,472	—

The results reported above are final voting results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release - WashREIT Welcomes New Board Member, Jennifer Banner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer

May 31, 2022
(Date)